                              LIST OF SUBSIDIARIES


                                                  STATE OR OTHER
                                                  JURISDICTION OF
                    NAME                          INCORPORATION
                    ----                          ---------------
         Printronix Nederland B.V.                 The Netherlands

         Printronix Latinoamericana,               Mexico
           S.A. de C.V.

         Printronix Foreign Sales                  The Netherlands
           Corporation B.V.

         Printronix GmbH                           West Germany

         Printronix A.G.                           Switzerland



                                   EXHIBIT 21